Exhibit 10.4(z)

FOURTH AMENDMENT AGREEMENT

THIS FOURTH AMENDMENT AGREEMENT (hereinafter referred to as this “Agreement”) is made and entered into as of June 29, 2007, by and between INNOTRAC CORPORATION, a Georgia corporation (hereinafter referred to as “Borrower”), and WACHOVIA BANK, NATIONAL ASSOCIATION (hereinafter referred to as “Bank”).

BACKGROUND STATEMENT

A.    Borrower and Bank are parties to that certain Third Amended and Restated Loan and Security Agreement dated March 28, 2006 (as previously amended, the “Loan Agreement”). Capitalized terms used herein, unless otherwise defined, shall have the meanings ascribed to them in the Loan Agreement.

B.    The Borrower has requested that the Bank amend certain provisions of the Loan Agreement as hereinafter set forth and the Bank has agreed, subject to all of the terms and conditions set forth below.

AGREEMENT

FOR AND IN CONSIDERATION of the sum of Ten and No/100 Dollars ($10.00), the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Bank do hereby agree as follows:

1.    Amendments. Upon the satisfaction of the conditions precedent set forth in paragraph 9 below, the Loan Agreement is amended as set forth below.

(a)    The following new definitions are hereby added to Section 1.1 of the Loan Agreement in alphabetical order as follows:

"Eligible Unbilled Accounts" means Accounts which are Eligible Accounts (including, without limitation, under clause (t) of the definition of Eligible Accounts from time to time) with the sole exception that an invoice for the sale of the relevant Inventory (or provision of services) has not yet been rendered to the relevant Account Debtor.

"Unbilled Accounts Eligibility Notice" means, without obligating Bank to do so, a written notice sent by Bank, in the exercise of its sole discretion, to Borrower informing Borrower that Bank has agreed to include Eligible Unbilled Accounts in the Borrowing Base in accordance with the terms of this Agreement, as more fully set forth in the definition of Borrowing Base in this Agreement.

(b)    The definition of "Availability Reserve" contained in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

"Availability Reserve" means $500,000; provided, however, upon the earlier to occur of (x) December 31, 2007, or (y) the date of the Bank's delivery to Borrower of an Unbilled Accounts Eligibility Notice, then, upon such earlier date, such $500,000 amount shall be increased to $2,000,000 on and after such date.

(c)    The definition of "Borrowing Base" contained in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

"Borrowing Base" means, on any date of determination thereof, an amount equal to:

(i)        up to 85% of the total amount of Eligible Accounts, plus

(ii)       without requiring Bank to so send any such notice, upon Bank sending Borrower an Unbilled Accounts Eligibility Notice, in the exercise of Bank's sole discretion (which sole discretion shall include, without limitation, Bank's prior satisfaction in all respects as to Borrower's ability to report information concerning Eligible Unbilled Accounts to Bank from time to time and with such frequency as may be required by the Bank), then, in such event, but solely during the period from June 30, 2007, though and including December 31, 2007, the lesser of (a) $3,000,000 or (b) up to 50% of the total amount of Eligible Unbilled Accounts, plus

(iii)      up to 75% of the Fair Market Value of the Eligible Pledged Securities Collateral, plus

(iv)      the lesser of (a) $1,000,000 or (b) up to 50% of the total amount of Eligible Inventory; minus

(v)       any Reserves.

(d)    Section 8.1(n) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(n)    Either or both of the following shall occur: (1) Scott D. Dorfman shall (i) fail to deliver to Bank an executed and delivered Control Agreement granting the Bank sole control over, and a sole, first priority and perfected security interest in, securities account no. 614-443409 (or its successor account no.) maintained with Fidelity Brokerage Service LLC and its affiliates (the "Controlled Account") on or before July 13, 2007, (ii) permit any party to acquire control over, or otherwise obtain a security interest in, any other Pledged Securities Collateral, (iii) fail to maintain at all times a Fair Market Value of all Pledged Securities Collateral equal to at least $1,800,000; provided, however, to the extent trades are permitted under the Dorfman Security Agreement or any applicable Control Agreement at such time, during any period not exceeding 10 days, it shall not constitute an Event of Default in the event that the Fair Market Value of all Pledged Securities Collateral is less than $1,800,000 solely as a result of any such trade or settlement with respect to any Pledged Securities Collateral, (iv) fail to maintain at all times a Fair Market Value of the Pledged Securities Collateral in the Controlled Account equal to at least $1,100,000 or (v) on a fully diluted basis, cease to control, with sole power to vote, at least 40% of each class of voting stock or other equity or income interests of Borrower, or (2) the individual holding the position of chief financial officer of the Borrower is no longer employed in such position and Borrower shall not have replaced such individual within 60 days thereafter with a new chief financial officer acceptable to the Bank.

2.    Acknowledgments and Stipulations. Borrower hereby acknowledges, stipulates, and agrees: (a) that (i) the total outstanding principal balance of the Revolver Loans on the date of this Agreement is due and owing, in accordance with the terms of the Loan Agreement and the Revolver

Note, without any defense, counterclaim, deduction, recoupment or offset and (ii) to the extent that Borrower has any defense, counterclaim, deduction, recoupment or offset with respect to the payment by the Borrower of the Obligations or the payment or performance of Borrower of its obligations under the terms of any Loan Agreement to which it is a party, the same is hereby waived; (b) the Loan Documents executed by the Borrower are legal, valid, and binding obligations enforceable against the Borrower in accordance with their terms (subject to bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally and general principles of equity) and (c) in paragraph 2(b) of that certain Second Waiver and Amendment Agreement executed in April 2007, by and among the parties hereto, in the introductory clause of such paragraph 2(b), the reference to "definition of 'Availability Reserve'" is amended to read "each definition of 'Applicable Margin' and 'Availability Reserve'".

3.    Representations and Warranties. Borrower represents and warrants that (a) no Default or Event of Default exists under the Loan Documents; (b) the representations and warranties of Borrower contained in the Loan Documents were true and correct in all material respects when made and continue to be true and correct in all material respects on the date hereof; (c) the execution, delivery, and performance by Borrower of this Agreement and the consummation of the transactions contemplated hereby are within the power and authority of Borrower and have been duly authorized by all necessary corporate action on the part of Borrower, do not require any governmental approvals, do not violate any provisions of any applicable law or any provision of the organizational documents of Borrower, and do not result in a breach of or constitute a default under any agreement or instrument to which Borrower are parties or by which they or any of their properties are bound; (d) this Agreement constitutes the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with its terms (subject to bankruptcy, insolvency, reorganization, arrangement moratorium or other similar laws relating to or affecting the rights of creditors generally and general principles of equity); and (e) Borrower has freely and voluntarily agreed to the releases and undertakings set forth in this Agreement.

4.    Relationship of Parties. This Agreement is not intended, nor shall it be construed, to create a partnership or joint venture relationship between or among any of the parties hereto. No Person other than a party hereto is intended to be a beneficiary hereof, and no Person other than a party hereto shall be authorized to rely upon or enforce the contents of this Agreement.

5.    No Novation. This Agreement is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement and the other Loan Documents are hereby ratified and affirmed and remain in full force and effect. Notwithstanding any prior mutual temporary disregard of any of the terms of any of the Loan Documents, the parties agree that the terms of each of the Loan Documents shall be strictly adhered to on and after the date hereof, except as expressly modified by this Agreement.

6.    Bank's Amendment Fee; Reimbursement of Expenses. Borrower agrees to pay Bank a fully earned and non-refundable amendment fee on the date of this Agreement in immediately available funds in the amount of $5,000.00 (the "Amendment Fee"). Borrower agrees to reimburse the Bank, on demand, for any costs and expenses, including, without limitation, legal fees, incurred by Bank in connection with the drafting, negotiation, execution, closing and execution of the transactions contemplated by this Agreement.

7.    Release. To induce the Bank to enter into this Agreement, Borrower hereby releases, acquits, and forever discharges Bank and its respective officers, directors, attorneys, agents, employees, successors, and assigns, from all liabilities, claims, demands, actions, or causes of action of any kind (if there be any), whether absolute or contingent, due or to become due, disputed or undisputed, liquidated or unliquidated, at law or in equity, or known or unknown, that any one or more of them now have or, prior to the date hereof, ever have had against Bank, whether arising under or in connection with any of the Loan Documents or otherwise, and Borrower covenants not to sue at law or at equity Bank with respect to any of the foregoing liabilities, claims, demands, actions, or causes of action (if there be any). Borrower hereby acknowledges and agrees that the execution of this Agreement by Bank shall not constitute an acknowledgment of or admission by Bank of the existence of any claims or of liability for any matter or precedent upon which any claim or liability may be asserted. Borrower further acknowledges and agrees that, to the extent any such claims may exist, they are of a speculative nature so as to be incapable of objective valuation and that, in any event, the value to Borrower of the agreements of Bank contained in this Agreement and any other documents executed and delivered in connection with this Agreement substantially and materially exceeds any and all value of any kind or nature whatsoever of any such claims. Borrower further acknowledges and agrees Bank is in no way responsible or liable for the previous, current or future condition or deterioration of the business operations and/or financial condition of Borrower and that Bank has not breached any agreement or commitment to loan money or otherwise make financial accommodations available to Borrower or to fund any operations of Borrower at any time. Borrower represents and warrants to Bank that Borrower has not transferred or assigned to any Person any claim, demand, action or cause of action that Borrower has or ever had against Bank.

8.    Miscellaneous. This Agreement and the Loan Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof; may not be modified, altered, or amended except by agreement in writing signed by all the parties hereto; shall be governed by and construed in accordance with the internal laws of the State of Georgia; shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; and may be executed and then delivered via facsimile transmission, via the sending of PDF or other copies thereof via email and in one or more counterparts, each of which shall be an original but all of which taken together shall constitute one and the same instrument. Time is of the essence of this Agreement. A default by Borrower under this Agreement shall constitute a Default and Event of Default under the Loan Agreement and the other Loan Documents. This Agreement is a Loan Document.

9.    Conditions Precedent. This Agreement shall become effective only upon (i) payment by Borrower to Bank of the Amendment Fee in immediately available funds and (ii) execution and delivery of this Agreement by all parties hereto.

[signatures set forth on the next page]

IN WITNESS WHEREOF, this Agreement has been duly executed and under seal by Borrower and Bank, as of the day and year first above written.

BORROWER:

INNOTRAC CORPORATION, a Georgia corporation (SEAL)

By:_/s/ Scott D. Dorfman___________________________
Scott D. Dorfman, President

BANK:

WACHOVIA BANK, NATIONAL ASSOCIATION

By:_/s/ Jeanette Childress___________________________
Jeanette Childress, Director